Exhibit 10.10(b)

FIRST AMENDMENT

TO

ADVANCED MEDICAL OPTICS, INC.

401(K) PLAN

The ADVANCED MEDICAL OPTICS, INC. 401(k) Plan (the “Plan”) is hereby amended as follows:

1.	Section 2.20(a) of the Plan is amended and restated as follows:

(a)    In the case of any Employee whose Employment Commencement Date is both prior to July 1, 2007 and within five (5) years of his or her “Severance Date” from the “Company” (as each term is defined in the Allergan Savings Plan), he or she shall be credited with Credited Service under the Plan equal to the period (if any) of “Credited Service” (as defined in the Allergan Savings Plan) credited to such Employee under the Allergan Savings Plan; except, however, for purposes of determining an Employee’s “Profit Sharing Percentage” under Section 5.3(c), he or she shall be credited with Credited Service equal to the number of his or her “Benefit Years” (in whole years and fractions of a year) as determined under the terms of the Allergan, Inc. Pension Plan as in effect immediately prior to the Effective Date.

2.	This First Amendment shall be effective as of the Effective Date of the Plan.

IN WITNESS WHEREOF, Advanced Medical Optics, Inc. hereby executes this First Amendment to the Advanced Medical Optics, Inc. 401(k) Plan on this 26th day of December, 2002.

ADVANCED MEDICAL OPTICS, INC.
BY:	/s/ AIMEE S. WEISNER

Aimee Weisner Corporate Vice President and General Counsel